EXHIBIT 25

                                                      Registration No. 333-53688


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                              --------------------

                 CHECK IF APPLICATION TO DETERMINE ELIGIBLITY OF
                     A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                              --------------------

                                  ALLFIRST BANK
               (Exact name of trustee as specified in its charter)

Maryland                                                 52-0312840
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or formation)

25 South Charles Street
Baltimore, Maryland                                                    21201
(Address of principal                                                (Zip code)
executive offices

                      Gregory K. Thoreson, General Counsel
                                  ALLFIRST Bank
                             25 South Charles Street
                            Baltimore, Maryland 21201
                                 (410) 244-3800
                  (Name, address and telephone number of agent
                             for service of process)

                               CIT EC - EF 2001-A
               (Exact name of obligor as specified in its charter)

         DELAWARE                                        Applied For
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or formation)


c/o Chase Manhattan Bank USA, National Association
1201 Market Street
Wilmington, Delaware                                                     19801
(Address of principal                                                  (Zip code)
executive offices)


This application relates only to the Receivable-Backed Notes issued by the Obligor

                      (Title of the indenture securities)

Item 1. General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

     Federal Reserve Bank of Richmond, Richmond, Virginia 23261.
     Maryland Bank Commission, Baltimore, Maryland 21202
     Federal Deposit Insurance Corporation, Washington, D.C. 20429.

     (b) Whether it is authorized to exercise corporate trust powers.

     Yes.

Item 2. Affiliations with the Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

     (Because responses from the obligor and the underwriters have not yet been received, Item 2 is at the date hereof based upon incomplete information but is believed to be correct and may be considered to be complete unless modified by an amendment to this Form T-1).

Item 16. List of Exhibits.

     List below all exhibits filed as a part of this statement of eligibility.

Exhibit
-------
1              A copy of the articles of incorporation, as amended, of the trustee as now in effect

2 A copy of the certificate of authority of the trustee to commence business is incorporated herein by reference to Exhibit T1-2 to Form T-1 (Exhibit 26 to the Registration Statement on Form S-2,
               Registration No. 2-98697)

3 A copy of the authorization of the trustee to exercise corporate trust powers is incorporated herein by reference to Exhibit T1-3 of Amendment No. 1 to Form T-1 (Exhibit 26 to the Registration
               Statement on Form S-3, Registration No. 33-18373)

4              A copy of the existing bylaws of the trustee

5              Not applicable

6              The consent of the trustee required by Section 321(b) of the Act

7 A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority

8              Not applicable

9              Not applicable

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Allfirst Bank, a corporation organized and existing under the laws of the State of Maryland, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Baltimore and State of Maryland, on August 15, 2001.


                                        ALLFIRST BANK


                                        By:  /s/ David L. Williams
                                            -----------------------------------
                                            David L. Williams
                                            Senior Vice President

Exhibit 1

                                    FNB BANK

                            ARTICLES OF INCORPORATION

                                    ARTICLE I

     THAT we, the undersigned incorporation, all being at least eighteen years of age and citizens of the State of Maryland and of the United States, pursuant to the authority granted by First Maryland Bancorp, a Maryland corporation and the sole shareholder of The First National Bank of Maryland, a national bank association, do hereby associate ourselves to convert such national bank association to a commercial bank under and by virtue of the laws of the State of Maryland, as prescribed in Title 3 of the Financial Institutions Article of the Annotated Code of Maryland, providing for the creation, regulation, and supervision of state banks and trust companies. The name and address of each such incorporator is as follows:

         Jeremiah E. Casey                  7900 Ruxwood Road
                                            Ruxton, Maryland  21204

         Frank P. Bramble                   5724 St. Albans Way
                                            Baltimore, Maryland 21212

         Jerome W. Evans                    12302 Cleghorn Road
                                            Cockeysville, Maryland 21030

         Brian L. King                      360 N. Furnace Road
                                            Jarrettsville, Maryland 21084

         Gregory K. Thoreson                10326 Kettledrum Court
                                            Ellicott City, Maryland 21042


                                ARTICLE II

     The name of this bank (hereinafter call the "Bank") shall be "FNB Bank".

                                ARTICLE III

     The main office of the Bank shall be in the City of Baltimore, State of Maryland. The general business of the Bank shall be conducted at its main office and its branches.

                                ARTICLE IV

     The Board of Directors of the Bank shall consist of not less than five nor more than thirty persons, the exact number of directors within such minimum and maximum limits to be fixed and determined in accordance with the By-Laws of the Bank. The By-Laws may fix as a mandatory retirement date for directors the annual meeting next following the reaching of the age of 70 years.

     The names and residence addresses of those persons who will serve as directors until their successors are elected and qualified are:

         Jeremiah E. Casey                   7900 Ruxwood Road
                                             Ruxton, Maryland 21204

         Frank P. Bramble                    5724 St. Albans Way
                                             Baltimore, Maryland 21212

         Jerome W. Evans                     12302 Cleghorn Road
                                             Cockeysville, Maryland 21030

         Brian L. King                       3609 N. Furnace Road
                                             Jarrettsville, Maryland 21084

         Gregory K. Thoreson                 10326 Kettledrum Court
                                             Ellicott City, Maryland 21042

                                ARTICLE V

     The authorized amount of capital stock of the Bank shall be 2,250,000 shares of Common Stock of the par value of $10.00 each, but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of Maryland. The total par value of all shares is $22,500,000.

     No holder of shares of the capital stock of any class of the Bank shall have any preemptive or preferential right of subscription of any shares of any class of stock of the Bank, whether now or hereafter authorized, or to any obligations convertible into stock of the Bank, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors in its discretion may from time to time determine and at such price as the Board of Directors may from time to time fix.

     The Bank, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

                                ARTICLE VI

     The Board of Director shall appoint one of its members President of the Bank, who shall be Chairman of the Board, unless the Board appoints another director to be Chairman. The Board of Directors may also appoint another director to be Vice Chairman of the Board. The Board of Director shall have the power to appoint one or more Vice Presidents and to appoint such other officers and employees as may be necessary, convenient or appropriate to transact the business of the Bank.

     The Board of Directors shall have the power to define the duties of the officers and employees of the Bank; to fix the salaries to be paid to them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Bank shall be made; to manage and administer the business and affairs of the Bank; to make all By-Laws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

                                ARTICLE VII

     The Board of Directors of the Bank, or any one or more shareholders owning, in the aggregate, not less than twenty-five percent of the stock of the Bank, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the Maryland, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of Bank.

                                ARTICLE VIII

     The Bank shall indemnify its directors, officers and other institution affiliated parties as provided in the By-Laws of the Bank as amended from time to time.

                                ARTICLE IX

     To the fullest extent permitted by Maryland law, as amended or interpreted, no director or officer of the Bank shall be personally liable to the Bank or its shareholders for money damages. No amendment of these Articles of Incorporation or repeal of any of the provisions hereof shall limit or eliminate the benefits provided to directors or officers under this Article IX with respect to any act or omission which occurred prior to such amendment or repeal.

                                ARTICLE X

     These Articles of Incorporation may be amended at any regular or special meeting of the shareholders of the affirmative vote of the holders of a majority of the stock of the Bank, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

                                ARTICLE XI

     The conversion of the First National Bank of Maryland has been duly authorized and approved by its sole stockholder in the manner required by federal law. The sole stockholder, acting on the authority granted by and through a majority of the members of its Board of Directors, has signed, acknowledged and caused these Article to be filed by the incorporators.

                                ARTICLE XII

     The Bank shall be a continuation of The First National Bank of Maryland, by unbroken and uninterrupted succession. The Bank is, and shall be considered to be, the same business and corporate entity as The First National Bank of Maryland. The rights, franchises, and interests of The First National Bank of Maryland in and to any property is and has become the property of the Bank, subject to the liabilities of The First National bank of Maryland that existed at the effective date of these Articles of Incorporation. Such rights, franchises and interests include rights to all tangible and intangible assets, franchises and interests in property of The First National Bank of Maryland, existing at the time of the conversation, subject to all liabilities at such time of conversion.

     IN WITNESS WHEREOF, we have hereunto set our hands this 11th day of December, 1998.

                                              /s/ Jeremiah E. Casey
                                              ---------------------
                                              Jeremiah E. Casey


                                              /s/ Frank P. Bramble
                                              -------------------------
                                              Frank P. Bramble


                                              /s/ Jerome W. Evans
                                              -------------------------
                                              Jerome W. Evans


                                              /s/ Brian L. King
                                              -------------------------
                                              Brian L. King


                                              /s/ Gregory K. Thoreson
                                              -------------------------
                                              Gregory K. Thoreson


     ACKNOWLEDGED AND CONSENTED to by First Maryland Bancorp through its duly authorized officer this 11th day of December, 1998.

                                              FIRST MARYLAND BANCORP

                                              By: /s/ Jeremiah E. Casey
                                                  ----------------------
                                                  Jeremiah E. Casey,
                                                  Chairman of the Board

STATE OF MARYLAND
CITY OF BALTIMORE, TO WIT:


         I HEREBY CERTIFY that on this 11th day of December, 1998, before me, the undersigned, a Notary Public in and or the state and city aforesaid, personally appeared Jeremiah E. Casey, Frank P. Bramble, Jerome W. Evans, Brian
L. King and Gregory K. Thoreson, known to me (or satisfactorily proven) to be the persons whose names are subscribed to the foregoing instrument, and they each and severally acknowledged the foregoing Articles of Incorporation to be their act and deed.

         IN WITNESS WHEREOF, I have hereunto set my hand and Notorial Seal the day and year last above written.


/s/ Debra A. Kollias
---------------------------
Notary Public


My Commission Expires 6-1-2000


         THE UNDERSIGNED, Chairman of the Board of First Maryland Bancorp, who executed on behalf of First Maryland Bancorp the Articles of Incorporation of which this certificate is made a part, hereby acknowledges in the name and on behalf of First Maryland Bancorp the foregoing Articles of Incorporation to be the corporate act of such corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof by First Maryland Bancorp are true in all material respects under the penalties of perjury.


                                                  /s/ Jeremiah E. Casey
                                                  -----------------------
                                                  Jeremiah E. Casey,
                                                  Chairman of the Board

                                    FNB BANK

                              ARTICLES OF AMENDMENT

         FNB Bank, a Maryland state chartered commercial bank, having its principal office in Baltimore, Maryland (the "Bank") hereby certifies that:

         FIRST, Article II of the charter of the Bank is hereby amended to read in its entirety as follows:

                                   "ARTICLE II

         The name of this bank (hereinafter called the 'Bank') shall be 'FMB Bank'."

         SECOND: the amendment does not increase the authorized capital stock of the Bank.

         THIRD: The foregoing amendment to the charter of the Bank has been advised by the Board of Directors and approved by the stockholders of the Bank.

         IN WITNESS WHEREOF, FNB Bank has caused these Articles of Amendment to be signed on its behalf by its President and Treasurer as of this 31st day of December, 1998.

                                          FNB BANK

                                          /s/ Frank P. Bramble
                                          ----------------------------
                                          By: Frank P. Bramble, President

                                          /s/ Jerome W. Evans
                                          ----------------------------
                                          By: Jerome W. Evans, Treasurer


         THE UNDERSIGNED, President and Treasurer of FNB Bank, who executed the foregoing Articles of Amendment on behalf of FNB Bank of which this certificate is made a part, hereby acknowledge the foregoing Articles of Amendment to be the corporate act of FNB Bank and hereby certify that the matters and facts set forth herein with respect to the authorization and approval thereof by FNB Bank are true in all material respects under the penalties of perjury.

                                          /s/ Frank P. Bramble
                                          ----------------------------
                                          Frank P. Bramble, President

                                          /s/ Jerome W. Evans
                                          ----------------------------
                                          Jerome W. Evans, Treasurer

                                    FMB BANK

                              ARTICLES OF AMENDMENT

         FMB Bank, a Maryland state chartered commercial bank, having its principal office in Baltimore, Maryland (the "Bank") hereby certifies that:

         FIRST: Article II of the charter of the Bank is hereby amended to read in its entirety as follows:

                                   "ARTICLE II

         The name of this bank (hereinafter called the 'Bank') shall be 'Allfirst Bank'."

         SECOND: the amendment does not increase the authorized capital stock of the Bank.

         THIRD: The foregoing amendment to the charter of the Bank has been advised by the Board of Directors and approved by the stockholders of the Bank.

         FOURTH: The foregoing amendment shall become effective at 9:00 a.m. local time in Baltimore, Maryland on June 28, 1999.

         IN WITNESS WHEREOF, FNB Bank has caused these Articles of Amendment to be signed on its behalf by its President and Treasurer as of this 31st day of December, 1998.

                                          FMB BANK


                                          /s/ Susan C. Keating
                                          ----------------------------
                                          By: Susan C. Keating, President

                                          David M. Cronin
                                          ----------------------------
                                          By: David M. Cronin, Treasurer

         THE UNDERSIGNED, President and Treasurer of FMB Bank, who executed the foregoing Articles of Amendment on behalf of FMB Bank of which this certificate is made a part, hereby acknowledge the foregoing Articles of Amendment to be the corporate act of FMB Bank and hereby certify that the matters and facts set forth herein with respect to the authorization and approval thereof by FMB Bank are true in all material respects under the penalties of perjury.


                                          /s/ Susan C. Keating
                                          ----------------------------
                                          Susan C. Keating, President

                                          David M. Cronin
                                          ----------------------------
                                          David M. Cronin, Treasurer

Exhibit 4


                                  ALLFIRST BANK

                                     BY-LAWS


                                   ARTICLE I.

                                  SHAREHOLDERS

         SECTION 1.01. Annual Meeting. The Bank shall hold an annual meeting of its shareholders to elect directors and transact any other business within its powers, either at 11:45 a.m. on the third Tuesday of March in each year if not a legal holiday, or at such other time on such other day falling on or before the 60th day thereafter as shall be set by the Board of Directors. Except to the extent the Articles of Incorporation or applicable law provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Bank's existence or affect any otherwise valid corporate acts.

         SECTION 1.02. Special Meeting. The Chairman of the Board, Chief Executive Officer, a majority of the Board of Directors, or shareholders owning, in the aggregate, not less than 25% of the stock of the Bank may call a special meeting of shareholders at any time in the interval between annual meetings.

         SECTION 1.03. Place of Meetings. Meetings of shareholders shall be held at such place in the United States as may be designated from time to time by the Board of Directors. In the absence of such designation, the meetings shall be held at the main office of the Bank.

         SECTION 1.04. Notice of Meetings; Waiver of Notice. Not less than ten nor more than 90 days before each shareholders' meeting, the Secretary or an Assistant Secretary shall give written notice of the meeting to each shareholder entitled to vote at the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a shareholder when it is personally delivered to him or mailed to him at his address as it appears on the records of the Bank. A meeting of shareholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date.

         SECTION 1.05. Nominations for Director. Nominations for election to the Board of Directors may be made by the Board of Directors or by any holder of shares entitled to vote for the election of directors. Nominations not made in accordance herewith may be disregarded by the chairman of the meeting.

         SECTION 1.06. Quorum; Voting. Unless the Articles of Incorporation or applicable law provides otherwise, at a meeting of shareholders the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting. In the absence of a quorum, the shareholders present in person or by proxy, by majority vote and without notice other than by announcement, may adjourn the meeting from time to time until a quorum shall attend. At any such reconvenement of an adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. In the event that at any meeting a quorum exists for the transaction of some business but does not exist for the transaction of other business, the business as to which a quorum is present may be transacted by the shareholders present in person or by proxy who are entitled to vote thereon.

         SECTION 1.07. General Right to Vote; Proxies. Unless the Articles of Incorporation provides for a greater or lesser number of votes per share or limit or deny voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders. In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted with cumulative voting permitted. A shareholder may vote the stock he owns of record either in person or by written proxy signed by the shareholder or by his duly authorized attorney in fact. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

         SECTION 1.08. Conduct of Voting. At all meetings of shareholders, unless the voting is conducted by judges, the proxies and ballots shall be received, and all questions relating the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by the chairman of the meeting.

                                   ARTICLE II.

                               BOARD OF DIRECTORS

         SECTION 2.01. Function of Directors. The business and affairs of the Bank shall be managed under the direction of its Board of Directors. All powers of the Bank may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the shareholders by the Articles of Incorporation, applicable law or these By-Laws.

         SECTION 2.02. Number of Directors. The Bank shall have at least five directors and no more than 30 directors. A majority of the entire Board of Directors, or the shareholders, may alter the number of directors within the range permitted herein, but the action, if taken by the directors, may not affect the tenure of office of any director.

         SECTION 2.03. Qualification of Directors. No person shall qualify or continue to serve as a director of the Bank unless he or she owns shares of stock of the Bank or a company which has control, directly or indirectly, of at least 80% of the capital stock of the Bank in such amount as may be required by law. At least a majority of the directors of the Bank shall reside in Maryland. No person shall be eligible to stand for election as a director after attaining 70 years of age.

         SECTION 2.04. Election and Tenure of Directors. At each annual meeting, the shareholders shall elect directors to hold office until the next annual meeting and until their successors are elected and qualify.

         SECTION 2.05. Removal of Director. The shareholders may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors.

         SECTION 2.06. Vacancy on Board. A majority of the remaining directors, whether sufficient to constitute a quorum, shall fill any vacancy on the Board of Directors which results from any cause except an increase in the number of directors, and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of shareholders and until his or her successor is elected and qualifies. A director elected by the shareholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director.

         SECTION 2.07. Regular Meetings. After each meeting of shareholders at which a Board of Directors shall have been elected, the Board of Directors so elected shall meet as soon as practicable to take their oaths, organize and transact other business; and in the event that no other time or place is designated by the shareholders, the Board of Directors shall meet immediately following the close of such shareholders' meeting at the main office of the Bank. No notice of the first regular meeting shall be necessary if held as herein above provided. Thereafter, regular meetings of the Board of Directors shall be held, without notice, at the main office, on the schedule established by the Board at the first regular meeting, or on such other schedule or at such other place as the Board may from time to time designate.

         SECTION 2.08. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting, or in writing with or without a meeting. A special meeting of the Board of Directors shall be held on such date and at such time and place as may be designated from time to time by the Board of Directors. In the absence of such designation the meeting shall be held at the main office of the Bank.

         SECTION 2.09. Notice of Special Meetings. The Secretary, an Assistant Secretary, or the secretary to the Board shall give notice to each director of each special meeting of the Board of Directors. The notice shall include the time and place of the meeting. Notice is given to a director when it is delivered personally, left at the director's residence or usual place of business, or sent by telegraph, telephone or telefax at least 24 hours before the time of the meeting or, in the alternative by mail to his address as it shall appear on the records of the Bank, at least 72 hours before the time of the meeting. The notice need not state the business to be transacted at or the purposes of any special meeting of the Board of Directors. Any meeting of the Board of Directors may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

         SECTION 2.10. Action by Directors. Unless the Articles of Incorporation, applicable law or these By-Laws require a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is action of the Board of Directors. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend. At any such reconvenement of an adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.

         SECTION 2.11. Compensation. The Bank may provide compensation and reimbursement of expenses for service on the Board of Directors or on committees thereof, pursuant to a resolution of directors. A director who serves the Bank in any other capacity also may receive compensation for such other services subject to any applicable restrictions on limitations imposed by law or otherwise on related party transactions.

         SECTION 2.12 Meetings by Telephone or Other Communications Facilities. Unless otherwise required by applicable law, the Board of Directors may meet by telephone or other electronic communication means provided that each director attending such meeting can hear the voice or a electronically generated reproduction of the voice of each other director attending such meeting.

         SECTION 2.13. Advisory Boards. The Chairman of the Board may establish one or more Advisory Boards and appoint the members from time to time. No one shall be appointed a member of an Advisory Board after attaining the age of 70 years. Appointments to Advisory Boards shall be reported to the Board of Directors.

                                  ARTICLE III.

                                   COMMITTEES

         SECTION 3.01. Committees. The Board of Directors may appoint an Executive Committee, an Audit Committee, a Management and Compensation Committee and such other committees, composed of two or more directors and may delegate to these committees any of the powers of the Board of Directors, except the power to declare dividends or other distributions on stock, elect directors, issue stock, recommend to the shareholders any action which requires shareholder approval, and amend the By-Laws.

         SECTION 3.02. Executive Committee. The Executive Committee shall be composed of not less than six nor more than nine directors, as the Board of Directors shall deem proper, of which the Chairman of the Board, the Chief Executive Officer and, if so designated by the Chairman of the Board and the Chief Executive Officer, the President shall be permanent members. The members of the Executive Committee shall serve at the pleasure of the Board of Directors, and any permanent member of the Committee shall have the power to make temporary appointments to the Executive Committee of members of the Board of Directors to act in the place and stead of members of the Executive Committee who temporarily cannot attend its meetings. The Executive Committee shall have and may exercise all of the powers of the Board of Directors during intervals between meetings thereof, except functions reserved to the Board by Section 3.01 hereof.

         Regular meetings of the Executive Committee shall be held, without notice, at the main office of the Bank on the schedule established by the Board at the first regular meeting following the annual meeting of shareholders, or on such other schedule or at such other place as the Board may from time to time designate. Special meetings of the Executive Committee may be held at any time and place upon call of any permanent member of the Committee or any two other members of the Committee, and upon such notice as the Committee may prescribe.

         SECTION 3.03. Audit Committee. The Audit Committee shall be composed of at least three directors, none of whom may be an officer of the Bank. The Audit Committee shall at least once each 12 months meet to make suitable examinations of the fiduciary and other trust activities of the Bank, or cause suitable examinations to be made by auditors responsible to the Board of Directors. The examination shall ascertain whether the such activities have been administered in accordance with applicable laws, rules and regulations and sound fiduciary principles. The Audit Committee at least once during each calendar year and within 15 months of the last such examination shall also make an examination into the affairs of the Bank, or cause suitable examinations to be made by auditors responsible to the Board of Directors, and report the result of such examination in writing to the Board at the next regular meeting thereafter. Such report shall state whether the Bank is in sound condition and whether adequate internal controls and procedures are being maintained, and shall recommend to the Board such changes in the manner of conducting the affairs of the Bank as shall be deemed advisable.

         SECTION 3.04. Management and Compensation Committee. The Management and Compensation Committee shall be composed of at least three directors none of whom may be an officer of the Bank. The Management and Compensation Committee shall advise the Chief Executive Officer on major policy decisions, review and recommend appropriate compensation for executive officers, be responsible for nominating the individuals to serve on the Board of Directors and assume such other duties as may be assigned by the Board of Directors from time to time.

         SECTION 3.05. Committee Procedure. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. In addition to temporary appointments permitted by Section 3.02, the members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member. The minutes of meetings of each committee shall be submitted to the Board of Directors at the next regular meeting of the Board.

         SECTION 3.06. Emergency. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Bank by its directors and officers as contemplated by the Articles of Bank and the By-Laws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Bank in accordance with the provisions of Section 3.01. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, the available directors shall elect an Executive Committee consisting of any two members of the Board of Directors, whether or not they be officers of the Bank, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Bank in accordance with the foregoing provisions of this Section. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of the By-Laws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Bank to resume the conduct and management of its affairs and business under all the other provisions of the By-Laws.

                                   ARTICLE IV.

                                    OFFICERS

         SECTION 4.01. Executive and Other Officers. The Bank shall have a President and one or more Executive Vice-Presidents who shall be the executive officers of the Bank. It may have a Chairman of the Board and one or more Vice Chairmen of the Board. The Chairman of the Board and any Vice Chairman of the Board shall be executive officers if they are designated as executive officers by the Board of Directors of the Bank. The Board of Directors may designate who will serve as the Chief Executive Officer, having general supervision of the business and affairs of the Bank, or as chief operating officer, having general supervision of the operations of the Bank; in the absence of designation, the President shall serve as Chief Executive Officer and chief operating officer. The Bank also shall have a Secretary and also may have such Vice-Presidents, assistant officers, and subordinate officers as may be established by the Board of Directors. A person may hold more than one office in the Bank but may not serve concurrently as both President and Vice-President or as President and Secretary of the Bank. The Chairman of the Board and the President shall be directors; the other officers may be directors.

         SECTION 4.02. Chairman of the Board. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors and of the shareholders at which he or she shall be present; and, in general, the Chairman of the Board shall perform all duties as are from time to time assigned to him or her by the Board of Directors.

         SECTION 4.03. Chairman of the Executive Committee. The Chairman of the Executive Committee, if one be elected, shall preside at all meetings of the Executive Committee at which he or she shall be present; and, in general, he or she shall perform all duties as are from time to time assigned to him or her by the Board of Directors.

         SECTION 4.04. Chief Executive Officer. The Chief Executive Officer, in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors and of the shareholders at which he or she shall be present; he or she may on behalf of the Bank grant secured or unsecured loans, purchase or discount bills, notes and trade paper, borrow money and pledge assets, purchase or sell securities, accept trust appointments and delegate any such powers to other officers and employees; and, in general, he or she shall perform all duties usually performed by a chief executive officer of a corporation and such other duties as are from time to time assigned to him or her by the Board of Directors or the chief executive officer of the Bank.

         SECTION 4.05. President. The President, in the absence of the Chairman of the Board and the Chief Executive Officer shall preside at all meetings of the Board of Directors and the shareholders at which he or she shall be present. The President, at the request of the Board of Directors or the Chairman of the Board or in the Chief Executive Officer's absence or during his or her inability to act shall perform the duties and exercise the functions of the Chief Executive Officer, and when so acting shall have the powers of the Chief Executive Officer.

         SECTION 4.06. Vice-Presidents. The Vice-President or Vice-Presidents, at the request of the Board of Directors, the chief executive officer or the Chief Executive Officer or in the President's absence or during his or her inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there are more than one Vice-Presidents, the Board of Directors may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the chief executive officer or President may make such determination; otherwise any of the Vice-Presidents may perform any of such duties or exercise any of such functions. The Vice-President or Vice-Presidents shall have such other powers and perform such other duties, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors, the chief executive officer, or the President.

         SECTION 4.07. Secretary. The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors, and of any committees, in books provided for the purpose; he or she shall see that all notices are duly given in accordance with the provisions of the By-Laws or as required by applicable law; he or she shall be the custodian of the records of the Bank; he or she may witness all documents on behalf of the Bank, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required to be under its seal, and, when so affixed, may attest the same; and, in general, he or she shall perform all duties incident to the office of a secretary of a bank, and such other duties as are from time to time assigned to him or her by the Board of Directors, chief executive officer, or the President.

         SECTION 4.08. Assistant and Subordinate Officers. The assistant and subordinate officers of the Bank are all officers below the office of Vice-President or Secretary. The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board of Directors, the chief executive officer, or the President, or the officer in charge of the division, region, or department of the Bank to which the assistant or subordinate officer is assigned.

         SECTION 4.09. Election, Appointment, Tenure and Removal of Officers. The Board of Directors shall be responsible for the election and appointment of the officers. In the absence of a resolution of the Board of Directors or the Executive Committee requiring Board of Directors approval, any officer who is not the head of a division of the Bank or a Senior Vice President or above may be appointed by the Chairman of the Board, the Chief Executive Officer or the President. The Chairman of the Board, the Chief Executive Officer and the President serve for one year. All other officers shall be elected or appointed to hold their offices, respectively, during the pleasure of the Board. The
Board of Directors (or, as to any officer appointed in accordance herewith, the Chairman of the Board, the Chief Executive Officer or the President) may remove an officer at any time. The removal of an officer does not prejudice any of his or her contract rights. The Board of Directors (or, as to any officer appointed in accordance herewith, the Chairman of the Board, the Chief Executive Officer or the President) may fill a vacancy which occurs in any office for the unexpired portion of the term.

         SECTION 4.10. Compensation. The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Bank. It may authorize any committee or officer of the Bank to fix the salaries, compensation and remuneration.

                                   ARTICLE V.

                                  CAPITAL STOCK

         SECTION 5.01. Certificates for Stock. Each shareholder is entitled to certificates which represent and certify the shares of stock such shareholder holds in the Bank. Each stock certificate shall include on its face the name and location of the Bank, the name of the shareholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall be in such form, not inconsistent with law or with the Articles of Incorporation, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board, the President, or a Vice-President, and countersigned by the Secretary or an Assistant Secretary. Each certificate may be sealed with the actual seal of the Bank or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Bank properly endorsed. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

         SECTION 5.02. Stock Ledger and Transfers. The Bank shall maintain a stock ledger which contains the name and address of each shareholder and the number of shares of stock of each class which the shareholder holds. Shares of stock shall be transferable only on the books of the Bank, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights of the prior holder of such shares.

         SECTION 5.03. Record Date and Closing of Transfer Books. The Board may prescribe a period prior to any shareholders' meeting, not exceeding 22 days, during which no transfer of stock on the books of the Bank may be made. Transfers of stock shall not be suspended preparatory to the declaration or payment of dividends. Cash dividends shall be paid to the shareholders in whose name the stock shall stand on the books of the Bank at the date of the declaration of such cash dividend or at such later date as the Board may fix.

                                   ARTICLE VI.

                                SUNDRY PROVISIONS

         SECTION 6.01. Fiscal Year. The fiscal year of the Bank shall be the 12 calendar months period ending December 31 in each year, unless otherwise provided by the Board of Directors.

         SECTION 6.02. Books and Records. The Bank shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its shareholders and Board of Directors and of any committee thereof when exercising any of the powers of the Board of Directors. The books and records of the Bank may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction.

         SECTION 6.03. Corporate Seal. The Secretary shall provide a seal, bearing the name of the Bank, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

         SECTION 6.04. Bonds. All officers and employees of the Bank shall be bonded by responsible corporate sureties and in such sums as may be determined by the Board of Directors.

         SECTION 6.05. Voting Upon Shares in Other Corporations. Stock of other corporations or Banks, registered in the name of the Bank, may be voted by the Chairman of the Board, the President, a Vice-President, or a proxy appointed by any of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

         SECTION 6.06. Mail. Any notice or other document which is required by these By-Laws to be given in writing shall be hand delivered, delivered by overnight courier, delivered by telefax or other electronic communication means or deposited in the United States mails, postage prepaid.

         SECTION 6.07. Execution of Documents. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered, or accepted on behalf of the Bank by the Chairman of the Board, or the President, or any Vice-President, or the Secretary. By resolution, the Board of Directors may grant additional specific or general authority relating to any signing, execution, acknowledgment, verification, delivery, or acceptance on behalf of the Bank. A person who holds more than one office in the Bank may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

         SECTION 6.08. Banking Hours. The Board of Directors shall designate, or delegate to an officer the authority to designate, the hours that each office of the Bank shall be open for the transaction of business.

         SECTION 6.09. Inspection. A copy of the By-Laws, with all amendments thereto, shall at all times be kept in a convenient place at the main office of the Bank, and shall be open for inspection to all shareholders, during banking hours.

         SECTION 6.10. Amendments. Subject to the special provisions of Section 2.02, (a) any and all provisions of these By-Laws may be altered or repealed and new by-laws may be adopted at any annual meeting of the shareholders, or at any special meeting called for that purpose, and (b) the Board of Directors shall have the power, at any meeting thereof, to make and adopt new by-laws, or to amend, alter or repeal any of the By-Laws of the Bank.

         SECTION 6.11. Indemnification of Directors and Officers.

         (a) With respect to any administrative proceeding or civil action not initiated by a federal banking agency, the Bank shall indemnify (i) its directors to the fullest extent permitted by the laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (ii) its officers to the same extent as its directors; (iii) its officers who are not directors to such further extent as shall be authorized by the affirmative vote of a majority of its Board of Directors and be consistent with such laws; and (iv) its other employees and agents to the extent as shall be authorized by the affirmative vote of a majority of its Board of Directors and be consistent with such laws.

         (b) With respect to any administrative proceeding or civil action initiated by a federal banking agency against any director, officer or other institution affiliated party of the Bank (as defined in 12 U.S.C. 1813(u) as amended from time to time), the Bank shall make such indemnification payments to such person as are (i) reasonable and consistent with the provisions of 12 U.S.C. 1828(k) and the implementing regulations thereunder each as amended from time to time and (ii) permitted by the laws of the State of Maryland now or hereafter in force.

         (c) The Bank may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Bank to the extent as shall be authorized by the affirmative vote of a majority of its Board of Directors and be consistent with the general laws of the State of Maryland now or hereafter in force; however, the Bank shall not purchase or maintain insurance on behalf of its directors, officers, employees or agents against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by a director, officer, employee or agent in the form of payments to the Bank.

Exhibit 6


                               Consent of Trustee

         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the issuance by CIT EC - EF 2001-A, we hereby consent that reports of examination by Federal, state, territorial or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                          ALLFIRST BANK


                                          By: /s/ David L. Williams
                                              ---------------------------
                                              David L. Williams
                                              Senior Vice President

                                                                       Exhibit 7


Report of Condition Consolidating Domestic and Foreign Subsidiaries of ALLFIRST Bank, Baltimore, Maryland at the close of business on June 30, 2001 published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161, Charter No. 04822, Comptroller of the Currency, Richmond District.

CONSOLIDATED REPORT OF CONDITION
(Dollars in Thousands)

ASSETS

Cash and balances due from depository institutions:
    Noninterest-bearing balances
      and currency and coin ...................................      $   814,749
    Interest-bearing balances .................................           29,124
Securities:
  Held-to-maturity securities .................................              -0-
  Available-for-sale securities ...............................        3,938,663
Federal funds sold and securities purchased
  under agreements to resell ..................................          249,000
Loans and lease financing receivables:
  Loans and leases held for sale ..............................            7,469
  Loans and leases, net of unearned income ....................       10,496,185
  LESS: Allowance for loan and lease losses ...................          150,011
  LESS: Allocated transfer risk reserve .......................                0
  Loans and leases, net of unearned income,
    allowance, and reserve ....................................       10,346,174
Trading assets ................................................          269,721
Premises and fixed assets (including
  capitalized leases) .........................................          207,599
Other real estate owned .......................................            7,986
Investments in unconsolidated subsidiaries
  and associated companies ....................................           74,516
Customers' liability to this bank
  on acceptances outstanding ..................................            4,146
Intangible assets .............................................           89,132
Other assets ..................................................          641,412

         TOTAL ASSETS .........................................       16,679,691
                                                                      ==========

LIABILITIES

Deposits:
  In domestic offices .........................................      $12,042,669
    Noninterest-bearing .......................................        2,944,414
    Interest-bearing ..........................................        9,098,255
  In foreign offices, Edge and Agreement
    subsidiaries, and IBFs ....................................          245,336
    Noninterest-bearing .......................................                0
    Interest-bearing ..........................................          245,336
Federal funds purchased and securities
  sold under agreements to repurchase .........................        1,402,671
Demand notes issued to the U.S. Treasury ......................                0
Trading liabilities ...........................................          120,903
Other borrowed money:
  With a remaining maturity of one year or less ...............          478,408
  With a remaining maturity of more than one year
    through three years .......................................                0
  With a remaining maturity of more than three
    years .....................................................                0
Bank's liability on acceptances
  executed and outstanding ....................................            4,146
Subordinated notes and debentures .............................          189,000
Other liabilities .............................................          629,011

         TOTAL LIABILITIES ....................................      $15,112,144
                                                                     -----------

Minority Interest in consolidated subsidiaries ................              104

EQUITY CAPITAL

Perpetual preferred stock and related surplus .................                0
Common Stock ..................................................           18,448
Surplus .......................................................          765,562
Undivided profits and capital reserves ........................          769,456
Net unrealized holding gains (losses)
  on available-for-sale securities ............................                0
Cumulative foreign currency transalation
  adjustments .................................................              -0-

         TOTAL EQUITY CAPITAL .................................      $ 1,567,443

         TOTAL LIABILITIES AND EQUITY CAPITAL .................      $16,679,691
                                                                     ===========